Exhibit 5-b


                                                December 17, 1996



Kansas City Power & Light Company
1201 Walnut Street
Kansas City, MO  64106

Ladies and Gentlemen:

      I refer to the proposed issuance and sale by you of up to $300,000,000 of Subordinated Debentures and Preferred Securities Guarantees under the Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      I am familiar with the proceedings to date with respect to such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

     I am of the opinion that

          1. Kansas City Power & Light Company (the "Company") is a corporation duly organized and existing under the laws of the State of Missouri, and duly authorized and qualified to transact the business in which it is engaged in the States of Missouri and Kansas.

          2.    The  Indenture and proposed form of  Supplemental
          Indenture  between the Company and First National  Bank
          of   Chicago   creating  the  Subordinated   Debentures
          (Exhibits 4-c and 4-d ) are in due legal form.

          3.    The  proposed form of the Subordinated  Debenture
          (included in Exhibit 4-d) is in due legal form.

          4.    The  proposed  form  of the Preferred  Securities
          Guarantee Agreement (Exhibit 4-g) is in due legal form.

Kansas City Power & Light Company
December 17, 1996
Page 2



          5. When (a) appropriate regulatory authority has been issued; (b) the Registration Statement shall have become effective; (c) the issuance of the Subordinated Debentures has been duly authorized; and (d) the
          Indenture and Supplemental Indenture for the Subordinated Debentures and the Preferred Securities Guarantee Agreement have been executed by the proper parties and have been duly recorded.

                       (i)   the   Subordinated  Debentures   and
               Preferred Securities Guarantees will be legally issued, fully paid, non-assessable and binding obligations of the Company, with the express terms and provisions as set forth in the appropriate indenture; and

                     (ii) no approvals, other than those referred
               to above, will be required in connection with the creation and issuance of the Subordinated Debentures and Preferred Securities Guarantees.

     I hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Sincerely,

                                   /s/Jeanie Sell Latz

                                   Jeanie Sell Latz
                                   Senior Vice President and
                                   Chief Legal Officer